Exhibit 10(a)

                      Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                                   Suite 400E

                       1025 Thomas Jefferson Street, N.W.

                             Washington, D.C. 20007

                                 (202) 965-8100

                                 April 17, 2000

Great-West Life & Annuity Insurance Company
8525 East Orchard Road

Englewood, Colorado 80111

        Re:    Variable Annuity-1 Series Account

     Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 Files Nos. 333-01153; 811-7549

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                   Very truly yours,

                          /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                             Jorden Burt Boros Cicchetti Berenson & Johnson LLP